UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20459

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): June 29, 2007
Spatializer Audio Laboratories, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000-26460	95-4484725
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

2060 East Avenida de Los Arboles, #D190, Thousand Oaks, California		91362
(Address of principal corporate offices)		(Zip Code)
Registrant’s telephone number, including area code: (408) 453-4180
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     Item 1.01 Entry into a Material Definitive Agreement.
     On April 25, 2007, Spatializer Audio Laboratories, Inc. (the “Company”) entered into a Common Stock Purchase Agreement (the “Stock Purchase Agreement”) with Jay A. Gottlieb, Greggory A. Schneider and Helaine Kaplan (collectively, the “Investors”), pursuant to which the Company sold and the Investors collectively purchased 16,236,615 shares of common stock of the Company for an aggregate purchase price of $162,366.15 with a potential additional payment of $259,786 to be released from an escrow account to the Company upon the consummation of the sale of substantially all of the assets of the Company (the “Asset Sale”) by June 30, 2007 pursuant to the Asset Purchase Agreement more fully described below. On June 29, 2007, the Company and the Purchasers amended the Stock Purchase Agreement to extend the date to which the Asset Sale was required to be consummated from June 30, 2007 to any time prior to July 6, 2007.
     Item 2.01 Completion of Acquisition or Disposition of Assets.
     On July 2, 2007, Spatializer Audio Laboratories, Inc. (the “Company”) and its wholly-owned subsidiary, Desper Products, Inc., a California corporation (“Desper”), consummated the sale of substantially all of their assets pursuant to a certain Asset Purchase Agreement, dated September 18, 2006 (the “Asset Purchase Agreement”), with DTS, Inc., a Delaware corporation (“DTS”), and DTS BVI Limited, a British Virgin Islands corporation and a wholly owned subsidiary of DTS (“BVI”), for an aggregate cash purchase price of $1,000,000. DTS and BVI have also agreed to assume and to pay, perform and discharge when due, all liabilities, obligations and commitments under certain specified contracts (the “Assumed Contracts”) to the extent arising or relating to performance by the Company or Desper after the date of closing, other than any liabilities arising due to any breach of any such Assumed Contract by the Company or Desper. Prior to the closing, DTS and BVI assigned their respective rights and obligations under the Asset Purchase Agreement to an indirect subsidiary of DTS, DTS Licensing Limited, a company organized under the laws of Ireland (“DLL,” together with DTS and BVI, the “Purchasers”) and the parties to the Asset Purchase Agreement extended the termination date of the Asset Purchase Agreement from June 30, 2007 to July 2, 2007.
     The Asset Purchase Agreement and the transactions contemplated therein were approved by the stockholders of the Company at a special meeting on June 15, 2007.
     There are no material relationships between the Purchasers and the Company or any of the Company’s affiliates, directors or officers or any associate of any director or any officer.
     A press release relating to the foregoing was issued on July 2, 2007. A copy of the press release is being furnished herewith as Exhibit 99.1.
     The foregoing summary of the terms of the Asset Purchase Agreement does not purport to describe in full all the provisions of the Asset Purchase Agreement and is qualified in its entirety by the Asset Purchase Agreement, a copy of which has been filed as Exhibit 10.9 to the Company’s Quarterly Report on Form 10-Q filed November 14, 2006 and is incorporated by reference.

     Item 9.01 Financial Statements and Exhibits
     (d)     Exhibits.
     The following exhibit is furnished as part of this report:

Exhibit
Number	Description of Exhibit
10.1	First Amendment to Common Stock Purchase Agreement, dated June 29, 2007, by and among Spatializer Audio Laboratories, Inc. and the Investors listed thereto.

99.1	Press Release of Spatializer Audio Laboratories, Inc., dated July 2, 2007, announcing the consummation of the sale of substantially all of the assets of the Company.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Spatializer Audio Laboratories, Inc.
Date: July 2, 2007	By:	/s/ Henry R. Mandell
Henry R. Mandell
Chairman of the Board and Secretary

Exhibit Index

Exhibit
Number	Description of Exhibit
10.1	First Amendment to Common Stock Purchase Agreement, dated June 29, 2007, by and among Spatializer Audio Laboratories, Inc. and the Investors listed thereto.

99.1	Press Release of Spatializer Audio Laboratories, Inc., dated July 2, 2007, announcing the consummation of the sale of substantially all of the assets of the Company.